Exhibit 15.1

29 April 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of the Annual Report on Form 20-F dated 29 April 2022, of China Life Insurance Company Limited and are in agreement with the statements contained in the first to the fifth paragraphs with reference to us therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young Hua Ming LLP.

Beijing, the People’s Republic of China